SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2019

HFF, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33280	51-0610340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Victory Park

2323 Victory Avenue, Suite 1200

Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

(214) 265-0880

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 18, 2019, HFF, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Jones Lang LaSalle Incorporated, a Maryland corporation (“Parent”), JLL CM, Inc., a Delaware corporation and wholly owned subsidiary of JLL (“Merger Sub”), JLL CMG, LLC, a Delaware limited liability company and wholly owned subsidiary of JLL (“Merger LLC”), and the Company. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”), and (ii) following the completion of the Merger, the surviving corporation from the Merger will merge with and into Merger LLC (the “Subsequent Merger”), with Merger LLC surviving the Subsequent Merger and continuing as a wholly owned subsidiary of Parent.

The Company’s Board of Directors (the “Board”) has, by unanimous vote, approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

Merger Consideration. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, (the “Effective Time”), each share of common stock of the Company, par value $0.01 per share (“Company Shares”), issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, Parent or any of their respective subsidiaries and shares held by any holder of Company Shares who is entitled to demand and properly demands appraisal of such shares under Delaware law) will convert into (i) $24.63 per share in cash and (ii) 0.1505 of a share of common stock of Parent, par value $0.01 per share (“Parent Common Stock”). No fractional shares of Parent Common Stock will be issued in the Merger, and holders of Company Shares will receive cash in lieu of any fractional shares of Parent Common Stock.

Company Stock Options. Pursuant to the Merger Agreement, at the Effective Time, each outstanding unexercised option to purchase Company Common Stock granted under any Company stock plan, whether vested or unvested (“Company Stock Options”), will be converted into an option to purchase Parent Common Stock (“Parent Stock Options”), on the same terms and conditions as were applicable under the Company Stock Options (including, but not limited to, provisions relating to vesting, forfeiture and the effect of termination of employment). The number of shares of Parent Common Stock subject to each Parent Stock Option will be equal to the number of shares of Company Common Stock subject to the corresponding Company Stock Option immediately prior to the Effective Time multiplied by a fraction (i) the numerator of which is the sum of (A) $24.63 and (B) the product of 0.1505 and the five-day volume-weighted average closing price of Parent Common Stock on the New York Stock Exchange for the five (5) trading days immediately prior to the closing date (the “Parent Share Price”), and (ii) the denominator of which is the Parent Share Price (the “Option Exchange Ratio”) (subject to certain adjustments and rounding), and the exercise price of such Parent Stock Option will be equal to the per share exercise price of the Company Stock Options immediately prior to the Effective Time divided by the Option Exchange Ratio (subject to certain adjustments and rounding).

Company Restricted Stock Units. Pursuant to the Merger Agreement, at the Effective Time, each outstanding award of restricted stock units granted pursuant to any Company stock plan (“Company RSUs”) will be assumed by Parent and will be converted into an award of restricted stock units with respect to Parent Common Stock (“Parent RSUs”). Each Parent RSU so assumed and converted will continue to have, and will be subject to, the same terms and conditions that applied to the applicable Company RSUs immediately prior to the Effective Time (including, but not limited to, provisions relating to vesting, forfeiture and the effect of termination of employment). The number of shares of Parent Common Stock subject to each award of Parent RSUs will be equal to the product of (i) the total number of Company Shares covered by such Company RSUs immediately prior to the Effective Time multiplied by (ii) 0.301. Any Company RSUs that are required to be settled immediately prior to the Effective Time will be settled immediately prior to the Effective Time and the holders of Company RSUs and the Company Shares received (or to be received) pursuant to such settlement shall be treated as Company Shares outstanding immediately prior to the Effective Time.

Company Restricted Shares. Pursuant to the Merger Agreement, each outstanding share of restricted Company Shares that is outstanding immediately prior to the Effective Time will receive the same treatment accorded to Company Shares as specified above in the Merger Consideration section.

Conditions to the Closing of the Merger. The closing of the Merger is subject to certain conditions, including, among others, (i) the adoption of the Merger Agreement by the holders of at least a majority of the outstanding Company Shares entitled to vote thereon, (ii) the approval for listing on the New York Stock Exchange of the shares of Parent Common Stock issuable to the Company’s stockholders pursuant to the Merger Agreement, (iii) the expiration or earlier termination of the waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and regulatory approval by FINRA, the U.K. Financial Conduct Authority, the Federal Home Loan Mortgage Corporation and certain state regulatory authorities, (iv) no court order or other legal restraint or prohibition preventing the consummation of the Merger or the Subsequent Merger, (v) the effectiveness of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission by Parent in connection with the issuance of shares of Parent Company Stock in the Merger, (vi) in the case of each party’s obligation to effect the Merger, the absence of a material adverse effect with respect to the other party since the date of the Merger Agreement and (vii) subject to materiality exceptions, the accuracy of the representations and warranties made by Parent, Merger Sub and Merger LLC, on the one hand, and the Company, on the other hand, and compliance by Parent, Merger Sub, Merger LLC and the Company in all material respects with their respective obligations under the Merger Agreement.

Representations, Warranties and Covenants. Each of the parties to the Merger Agreement has made representations, warranties and covenants in the Merger Agreement that are customary for a transaction of this nature. Among other things, the Company has agreed to certain covenants that, subject to certain exceptions, (i) require the Company and its subsidiaries to conduct their respective businesses in the ordinary course in substantially the same manner as previously conducted, use reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, maintain all material permits of the Company and its subsidiaries, keep available the services of the current officers and employees of the Company and its subsidiaries and preserve intact the goodwill and ongoing business relationships with third parties, and (ii) restrict the ability of the Company to take certain actions prior to the Effective Time without Parent’s consent (not to be unreasonably withheld, conditioned or delayed). Each of the parties to the Merger Agreement is also required to use its reasonable best efforts to obtain all required regulatory approvals, subject to certain exceptions, including that Parent shall not be required to take any actions that, individually in the aggregate, would be materially detrimental to the benefits of the transactions contemplated by the Merger Agreement to Parent and its subsidiaries.

Non-Solicitation. The Merger Agreement generally (i) prohibits the Company, its subsidiaries and their respective directors, officers and key employees and representatives from directly or indirectly soliciting third-party proposals relating to, among other transactions, any merger, consolidation or similar transaction involving the Company or its subsidiaries or the acquisition of (A) any business or assets of the Company representing more than 15% of the consolidated revenues, net income or assets of the Company and its subsidiaries or (B) more than 15% of the voting power of the Company, and (ii) restricts the ability of the Company, its subsidiaries and their respective directors, officers and key employees and representatives to furnish information to, or engage in any discussions with, any third party with respect to any such proposal, subject to certain limited exceptions.

The Merger Agreement also contains covenants that require, subject to certain limited exceptions, that the Company file a proxy statement and call and hold a stockholder meeting, and the Board recommend that Company stockholders adopt the Merger Agreement. However, at any time prior to the receipt of the requisite stockholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, including providing Parent with a five business day “match” right, the Board is permitted to change its recommendation to the Company’s stockholders, in the case of a Company Superior Proposal (as defined in the Merger Agreement) or in response to an Intervening Event (as defined in the Merger Agreement). In addition, at any time prior to the receipt of the requisite stockholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, the Board may terminate the Merger Agreement, pay the termination fee described below, and cause the Company to enter into a definitive written agreement providing for a Company Superior Proposal.

Termination of the Merger Agreement. The Merger Agreement contains specified termination rights for both the Company and Parent. The Company must pay Parent a termination fee of $54,000,000 if the Merger Agreement is terminated under certain specified circumstances, including (i) following a failure by the Company to obtain the requisite stockholder approval if the Company enters into a transaction with respect to a Company Competing Proposal (as defined in the Merger Agreement) within 12 months of such termination, (ii) if Parent terminates the Merger Agreement following a change of recommendation or (iii) if the Company has committed a material breach of the restrictions regarding dealing with third parties. Notwithstanding the foregoing, if within the first 45 days following the execution of the Merger Agreement, a person makes an unsolicited bona fide written Company Acquisition Proposal (as defined in the Merger Agreement) that, prior to the 45-day anniversary of the signing of the Merger Agreement, was determined to constitute a Company Superior Proposal and prior to such 45-day anniversary, the Company Board validly delivered to Parent a notice of its receipt of a Company Superior Proposal in accordance with the terms of the Merger Agreement, then, subject to certain other specified conditions and limitations, the Company must pay to Parent a termination fee of $27,000,000.

Furthermore, Parent must pay the Company a termination fee of $75,000,000 if the Merger Agreement is terminated under certain specified circumstances, including (i) as a result of a judgment or other legal prohibition or restraint arising under the antitrust laws, and solely in such case, as of the date of such termination, all of the conditions other than antitrust-related conditions have been satisfied or waived other than those conditions that by their nature are only capable of being satisfied at the closing and (ii) if, upon reaching the 9-month anniversary of the Merger Agreement (which may be extended by up to 6 months under certain circumstances), the Company terminates the Merger Agreement and all of the conditions other than approval under the antitrust laws have been satisfied or waived at such time, other than conditions that by their nature would be satisfied if the closing and the closing date had occurred on the date of such termination.

Tax Matters. The Merger and the Subsequent Merger, considered together as a single integrated transaction for United States federal income tax purposes along with the other transactions effected pursuant to the Merger Agreement, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Changes to Parent Board. The Merger Agreement requires Parent to take all necessary action so that, as of the Effective Time, the Parent board of directors will include Deborah McAneny (or, if she is not able or willing to serve, such other individually who, as of the date of the Merger Agreement, is a member of the Board and is mutually agreed to by Parent and the Company), provided, however, that any such selection will be subject to approval of the Nominating and Governance Committee of the Parent board of directors (such approval not to be unreasonably withheld, conditioned or delayed).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included in this communication to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, Merger LLC or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub, Merger LLC or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Voting Agreements

As inducement to Parent to enter into the Merger Agreement, on March 18, 2019, certain persons, including all of the members of the Company Board, the executive officers of the Company and certain additional employees entered into Voting Agreements with Parent (collectively, the “Voting Agreements”), pursuant to which such persons have agreed to vote any Company Shares that they beneficially own for the adoption of the Merger Agreement and approval of the transactions contemplated thereby and against any competing proposal or other proposal, action or agreement that would reasonably be expected to result in a breach of the Merger Agreement or prevent, materially delay or adversely affect the consummation of the Merger. The Voting Agreements terminate upon certain events, including the closing of the transactions contemplated by the Merger Agreement and any termination of the Merger Agreement in accordance with its terms.

The foregoing summary of the Voting Agreements contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of such agreements, copies of the form of which are attached as Exhibit 10.1 and are incorporated herein by reference. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

Cautionary Statements Regarding Forward-Looking Information

This communication may contain certain statements that predict or forecast future events or results, or intentions, beliefs and expectations or predictions for the future of the Company, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements with respect to the anticipated effects of the proposed transaction, expectations with respect to synergies, the proposed transaction’s anticipated benefits to stockholders, the anticipated timing of the closing of the proposed transaction and plans with respect to the leadership of the combined company following the closing of the proposed transaction. Words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “projects” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “would,” “could,” “may” or variations of such words and similar expressions are intended to identify such forward-looking statements, which are not statements of historical fact or guarantees or assurances of future performance. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, the following risks, uncertainties or assumptions: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of Company stockholder and regulatory approvals on the terms desired or anticipated; unanticipated difficulties or expenditures relating to the proposed transaction, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the proposed transaction within the expected time period (if at all); potential difficulties in Parent’s and the Company’s ability to retain employees as a result of the announcement and pendency of the proposed transaction; Parent’s ability to obtain and maintain an investment grade credit rating and obtain financing on the anticipated terms and schedule; risks relating to the value of Parent’s shares to be issued in the proposed transaction; disruptions of the Company’s and Parent’s current plans, operations and relationships with customers and clients caused by the announcement and pendency of the proposed transaction; legal proceedings that may be instituted against the Company and Parent following announcement of the proposed transaction; and other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2019, Parent’s annual report for the fiscal year ended December 31, 2018, which was filed with the SEC on February 26, 2019, and other filings made by the Company and Parent from time to time with the SEC. The factors described in such SEC filings include, without limitation: the effect of political, economic and market conditions and geopolitical events; the logistical and other challenges inherent in operating in numerous different countries; the actions and initiatives of current and potential competitors; the level and volatility of real estate prices, interest rates, currency values and other market indices; the outcome of pending litigation; and the impact of current, pending and future legislation and regulation.

Neither the Company nor Parent undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information Regarding the Proposed Transactions and Where to Find It

The proposed transaction involving the Company and Parent will be submitted to the stockholders of the Company for their consideration. In connection with the proposed transaction, Parent will prepare a registration statement on Form S-4 that will include a proxy statement/prospectus for the Company’s stockholders to be filed with the SEC, and the Company will mail the proxy statement/prospectus to its stockholders and both the Company and Parent will file other documents regarding the proposed transaction with the SEC. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, AS APPLICABLE, INVESTORS AND SECURITYHOLDERS OF THE COMPANY AND/OR PARENT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and securityholders may obtain free copies of the definitive proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of the Company and Parent, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge under the “Investor Relations” section of the Company’s website located at http://www.hfflp.com or by contacting the Company’s Investor Relations Department at (718) 852-3500 or InvestorRelations@hfflp.com. Copies of the documents filed with the SEC by Parent will be available free of charge under the “Investor Relations” section of Parent’s website located at http://www.jll.com or by contacting Parent’s Investor Relations Department at (312) 252-8943 or JLLInvestorRelations@jll.com.

Participants in the Solicitation

The Company and Parent and their respective directors and executive officers, certain other members of their respective management and certain of their respective employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 28, 2018, and its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019, each of which can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Parent is set forth in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 19, 2018, and its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 26, 2019, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On March 18, 2019 and effective on the same date, the Board adopted an amendment to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”). The Bylaw Amendment adopts a forum selection provision providing that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal proceedings involving the Company will be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The foregoing description is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of March 18, 2019, by and among Jones Lang LaSalle Incorporated, JLL CM, Inc., JLL CMG, LLC and HFF, Inc.*

3.1	Amendment to Amended and Restated Bylaws of HFF, Inc.

10.1	Form of Voting Agreement.

*

Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2019

HFF, INC.

By:	/s/ Gregory R. Conley
Gregory R. Conley
Chief Financial Officer